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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use (and to all references to our Firm) included in or made a part of this Amendment No. 5 to Registration Statement File No. 333-53393.


Arthur Andersen LLP



Hamilton, Bermuda
August 13, 1998